UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    February 13, 2006


                               PracticeXpert, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       0-30583                  87-0622329
----------------------------     -----------------------     -----------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



23975 Park Sorrento Drive, No. 110 Calabasas, California           91302
--------------------------------------------------------         ----------
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (818) 591-0081


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management, as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2006, Registrant's subsidiary, PracticeXpert of Oklahoma, Inc. ("PracticeXpert Oklahoma"), and Algis Sidrys, M.D. ("Sidrys"), mutually agreed to terminate the Management and Billing Services Agreement, entered into between the parties on May 1, 2003. Also on February 13, 2006, PracticeXpert Oklahoma and Paul Jacquin, M.D. ("Jacquin") mutually agreed to terminate the Management and Billing Services Agreement, entered into between the parties on May 1, 2003. They mutually agreed to terminate the agreements due to the decreased reimbursement for chemo-therapy drugs and the resulting inability of PracticeXpert Oklahoma to manage the practice profitably under the existing agreements.

The termination of the respective agreements is effective January 16, 2006. PracticeXpert Oklahoma shall continue to collect on accounts receivable for Sidrys and Jacquin for all medical services rendered prior to January 16, 2006 (the "EFFECTIVE TERMINATION DATE"). For all sums collected for Jacquin and Sidrys for services rendered prior to the Effective Termination Date, PracticeXpert Oklahoma shall be entitled to the following fees:

     o 75% of all sums received by Jacquin on or before March 17, 2006;and
     o 7% of all sums received by Jacquin on or after March 18, 2006; and
     o 75% of all sums received by Sidrys on or before March 3, 2006; and
     o 7% of all sums received on or after March 4, 2006.

As a result of terminating the agreements, the Registrant expects to realize a decrease in its overall revenues. The terminated agreements produced approximately $4.85 million in revenues for PracticeXpert Oklahoma during the 11 month period ending November 30, 2006.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits.

Exhibit No.                Description
  10.1 Termination Agreement,dated February 13,2006, between PracticeXpert of Oklahoma, Inc and Algis Sidrys, M.D.
  10.2 Termination Agreement,dated February 13, 2006,between PracticeXpert of Oklahoma, Inc and Paul Jacquin, M.D.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PracticeXpert, Inc.
                                           -------------------
                                           (Registrant)

Date       February 16, 2006
                                      By:  /S/ JONATHAN DOCTOR
                                           --------------------
                                    Name:  Jonathan Doctor
                                   Title:  President and Chief Executive Officer